Exhibit 99.1

Bolder BioPATH, Inc.

Financial Statements (unaudited)

March 31, 2021

Bolder BioPATH, Inc.

Balance Sheets (unaudited)

March 31, 2021 and December 31, 2020

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash	$747,391	$41,398
Accounts receivable, net	2,070,991	2,886,869
Right of use asset - operating	1,785,070	1,845,438
Unbilled revenue	1,778,690	1,456,126
Prepaid expenses	47,834	45,326
Total current assets	6,429,976	6,275,157
Property and equipment, net	5,076,576	5,094,384
Security deposit	69,637	69,637
Total long-term assets	5,146,213	5,164,021
Total assets	$11,576,189	$11,439,178
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$319,831	$147,113
Accrued liabilities	310,838	199,599
Deferred revenue	633,104	777,775
Lease liability - operating, current portion	319,060	328,984
Long-term debt - related party, current portion	660,413	1,439,632
Long-term debt, current portion	260,421	196,114
Total current liabilities	2,503,667	3,089,217
Lease liability - operating, non-current portion	2,237,576	2,307,174
Long-term debt, non-current portion	97,768	173,672
Total liabilities	$4,839,011	$5,570,063
Common stock, $0.01 par value: 100,000 shares authorized, issued and outstanding	1,000	1,000
Retained earnings	6,736,178	5,868,115
Total stockholders' equity	6,737,178	5,869,115
Total liabilities and stockholders' equity	$11,576,189	$11,439,178

Bolder BioPATH, Inc.

Statement of Operations (unaudited)

For the Quarter Ended March 31, 2021

For the Quarter Ended March 31, 2021
Revenues, net	$3,742,659

Cost of revenues	1,134,327

Gross profit	2,608,332

Operating expenses
General and administrative	526,804
Salaries, wages, and employee benefits	937,996
Depreciation expense	253,400
Total operating expenses	1,718,200

Income from operations	890,132

Other income (expense)
Other income	143
Interest (expense)	(22,212)
Total other (expense)	(22,069)

Net income	$868,063

Bolder BioPATH, Inc.

Statement of Changes in Stockholders’ Equity (unaudited)

For the Quarter Ended March 31, 2021

	Common Stock
	Shares	Amount	Retained Earnings	Stockholders’ Equity
Balance at December 31, 2020	100,000	$1,000	$5,868,115	$5,869,115
Net income			868,063	868,063
Balance at March 31, 2021	100,000	$1,000	$6,736,178	$6,737,178

Bolder BioPATH, Inc.

Statement of Cash Flows (unaudited)

For the Quarter Ended March 31, 2021

March 31, 2021
Cash flows from operating activities:
Net income	$868,063
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	(14,998)
Depreciation expense	253,400
Changes in assets and liabilities:
Accounts receivable	800,880
Unbilled revenue	(322,564)
Prepaid expenses	(2,508)
Accounts payable	172,718
Accrued liabilities	21,151
Deferred revenue	(144,671)
Net cash provided by operating activities	1,631,471
Cash flows from investing activities:
Cash paid for the purchase of property and equipment	(146,259)
Net cash (used in) investing activities	(146,259)
Cash flows from financing activities:
Principal payments on long-term debt, related party	(779,219)
Net cash (used in) financing activities	(779,219)
Net change in cash during the quarter	705,993
Cash - beginning of year	41,398
Cash - end of quarter	$747,391
Supplemental disclosure of cash flow information:
Cash paid for interest expense	$21,549

Bolder BioPATH, Inc.

Notes to the Financial Statements

March 31, 2021

1 - Description of the Business and Basis of Presentation

Bolder BioPATH, Inc. (the "Company") , incorporated on May 14, 2002, is headquartered in Boulder, Colorado and provides contract pharmacology, toxicology, and pathology services specializing in In Vivo models of rheumatoid arthritis, osteoarthritis, and cancer as well as other autoimmune and inflammation models with the goal of providing pre-clinical data to support advancing proteins and small molecules to investigational new drug or new drug application ("IND/NDA") stage.

The Company has prepared the accompanying unaudited interim condensed financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles (“GAAP”), and therefore should be read in conjunction with the Company’s audited financial statements, and the notes thereto, included in the Company’s annual financial statements for the year ended December 31, 2020. In the opinion of management, the condensed financial statements as of and for the three months ended March 31, 2021 include all adjustments which are necessary for a fair presentation of the results of the interim periods and of the Company’s financial position as of March 31, 2021.

2 - Debt

Promissory Notes

The Company regularly purchases vehicles through promissory notes in the ordinary course of operations. As of March 31, 2021, the notes bear interest at fixed rates ranging from 1.90% to 3.74%. The notes require monthly principal and interest payments of  $956 to $2,374 with maturity dates ranging from May 2020 to September 2023 as of March 31, 2021. The notes are secured by the underlying asset, as defined in each respective note agreement. The principal amounts due on the vehicle loans were $133,725 as of March 31, 2021.

PPP Loan

On April 20, 2020, the Organization entered into a Paycheck Protection Program ("PPP") loan agreement with an original principal balance of $224,464 and a fixed interest rate of 1.00%. Once released, the Company will reduce the liability by the amount forgiven and record a gain extinguishment in accordance with ASC 450-30, "Gain contingencies." As of March 31, 2021, the outstanding principal balance was $224,464.

Line of Credit

The Company has a revolving line of credit with a maximum amount available of $1,000,000. The line of credit bears interest at variable rate equal to the annual prime rate plus an applicable percentage of 2.00%. The effective interest rate was 5.25% as of March 31, 2021. The line of credit calls for monthly interest only payments with all unpaid principal and interest due at maturity on April 16, 2021. The line is secured by substantially all assets of the Company. The Company had no principal amounts outstanding as of March 31, 2021 and through the date of issuance of these financial statements.

3 - Related Parties

Related Party Note Payable

On August 1, 2019 the Company entered into an unsecured note payable agreement with the owners of the Company with an original principal amount not to exceed $2,000,000 to assist with the expansion cost of the Company’s facility. The Company borrowed $1,000,000 on the effective date of the agreement and an additional $1,000,000 on November 1, 2019. The related party note payable bore interest at a fixed rate of 8.00% per annum through December 31, 2019 and decreased to 5.00% on January 1, 2020. The fixed rate is subject to change at the demand of the owners, however, will not exceed 8.00% per annum, as defined in the agreement. The related party note payable requires, at minimum, monthly interest payments in addition to an undefined amount of principal. All unpaid amount of principal and interest are due at maturity on August 1, 2021. The principal amounts due on the related party note payable was $660,413 as of March 31, 2021.

Related Party Transaction

The Company receives report writing services from Report Right, LLC ("Report Right"), a related entity owned by a direct relative of a stockholder. Amounts paid to Report Right totaled $87,341 for the quarter ended March 31, 2021. There were no amounts due to Report Right as of March 31, 2021.

4 - Subsequent Events

On April 15, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Inotiv, Inc., an Indiana corporation (the “Inotiv”). On April 30, 2021, the Company closed the transaction contemplated by the Merger Agreement, and the merger under the Merger Agreement was consummated on May 3, 2021 (the “Merger”). Following the Merger, Inotiv Boulder, as the surviving wholly owned subsidiary of Inotiv, serves as a contract pharmacology and pathology company specializing in in vivo models of rheumatoid arthritis, osteoarthritis, and inflammatory bowel disease as well as other autoimmune and inflammation models. Consideration for the merger consisted of $18.5 million in cash, $1.5 million in seller notes and $34.5 million in Inotiv shares.